Exhibit 4.3

BARCLAYS PLC,

Issuer,

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

as Trustee

and

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH

as Senior Debt Security Registrar

NINTH SUPPLEMENTAL INDENTURE

Dated as of March 1, 2021

To the Senior Debt Securities Indenture, dated as of January 17, 2018,

Between Barclays PLC

and

The Bank of New York Mellon, London Branch, as Trustee

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
SECTION 1.01	Definitions	1

SECTION 1.02	Effect of Headings	1

SECTION 1.03	Separability Clause	2

SECTION 1.04	Benefits of Instrument	2

SECTION 1.05	Relation to Base Indenture	2

SECTION 1.06	Construction and Interpretation	2

ARTICLE II

AMENDMENTS TO THE BASE INDENTURE

SECTION 2.01	Amendments to the Base Indenture	2

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.01	Effectiveness	8

SECTION 3.02	Ratification and Integral Part	8

SECTION 3.03	Priority	8

SECTION 3.04	Successors and Assigns	8

SECTION 3.05	Counterparts	8

SECTION 3.06	Governing Law	8

-i-

NINTH SUPPLEMENTAL INDENTURE, dated as of March 1, 2021 (the “Ninth Supplemental Indenture”), among BARCLAYS PLC, a public limited company registered in England and Wales (herein called the “Company”), having its registered office at 1 Churchill Place, London E14 5HP, United Kingdom, THE BANK OF NEW YORK MELLON, LONDON BRANCH, a New York banking corporation, as Trustee (herein called the “Trustee”), having a Corporate Trust Office at One Canada Square, London E14 5AL, United Kingdom, and THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH, as Senior Debt Security Registrar, having an office at 2-4 Rue Eugene Ruppert, Vertigo Building – Polaris, Luxembourg, 2453, Luxembourg, to the SENIOR DEBT SECURITIES INDENTURE, dated as of January 17, 2018, between the Company and the Trustee (as heretofore amended and supplemented, the “Base Indenture” and, together with this Ninth Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, Section 9.01(d) of the Base Indenture permits supplements thereto without the consent of Holders of Senior Debt Securities, when authorized by, or pursuant to, a Board Resolution or Delegated Person Resolution, to add to, change or eliminate any of the provisions of the Base Indenture with respect to Senior Debt Securities issued on or after the date hereof;

WHEREAS, the Company desires to amend the Base Indenture to amend certain provisions in relation to events of default, to reflect certain regulatory developments as related to Senior Debt Securities, and to amend certain related defined terms and provisions of the Base Indenture;

WHEREAS, the Company has taken all necessary corporate action to authorize the execution and delivery of this Ninth Supplemental Indenture; and

WHEREAS, the Company has requested, and hereby requests, that the Trustee join with the Company in the execution and delivery of this Ninth Supplemental Indenture;

NOW, THEREFORE, THIS NINTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Trustee and the Senior Debt Security Registrar mutually agree as follows with regard to the Base Indenture:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01 Definitions. Except as otherwise expressly provided or unless the context otherwise requires, all terms used in this Ninth Supplemental Indenture that are defined in the Base Indenture shall have the meanings ascribed to them in the Base Indenture.

SECTION 1.02 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 1.03 Separability Clause. In case any provision in this Ninth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.04 Benefits of Instrument. Nothing in this Ninth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

SECTION 1.05 Relation to Base Indenture. This Ninth Supplemental Indenture constitutes an integral part of the Base Indenture and the provisions set out in Article II apply to Senior Debt Securities authenticated, delivered and issued on or after the date of this Ninth Supplemental Indenture.

SECTION 1.06 Construction and Interpretation. Unless the context otherwise requires:

(a) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Ninth Supplemental Indenture, refer to this Ninth Supplemental Indenture as a whole and not to any particular provision of this Ninth Supplemental Indenture;

(b) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c) references herein to a specific Section or Article refer to Sections or Articles of this Ninth Supplemental Indenture;

(d) wherever the words “include,” “includes” or “including” are used in this Ninth Supplemental Indenture, they shall be deemed to be followed by the words “without limitation;”

(e) references to a Person are also to its successors and permitted assigns; and

(f) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

AMENDMENTS TO THE BASE INDENTURE

SECTION 2.01 Amendments to the Base Indenture.

The Base Indenture is hereby amended as follows:

(a) References to Section 5.01, 5.02 and 5.03 (and sub-sections therein) included in the Base Indenture will be replaced with references to Section 5.01 of the Base Indenture, as amended hereby.

(b) Section 1.01 of the Base Indenture is hereby amended to include the following definitions:

“Enforcement Event” has the meaning specified in Section 5.01.

“Monetary Judgment” has the meaning specified in Section 5.01.

“Non-Payment Event” has the meaning specified in Section 5.01.

“Performance Obligation” has the meaning specified in Section 5.01.

“Winding-Up Event” has the meaning specified in Section 5.01.

(c) For purposes of the Base Indenture, the term “Event of Default” shall mean “Enforcement Event” as defined in this Ninth Supplemental Indenture, except that the term “Event of Default” as used in Sections 3.05(c)(ii)(B) and 6.07 of the Base Indenture and Article 8 of the Base Indenture shall mean “Winding-Up Event.”

(d) Section 1.04(d) of the Base Indenture is hereby amended and restated in its entirety as follows:

“Upon receipt by the Trustee from any Holder of Senior Debt Securities of a particular series of any direction referred to in Section 5.12 with respect to Senior Debt Securities of such series, if the Trustee shall not have taken the action specified in such direction, then the Trustee may set a record date for determining the Holders of Outstanding Senior Debt Securities of such series entitled to join in such direction. The Trustee will notify the Company and the Holders of Outstanding Senior Debt Securities of such series of any such record date so fixed. The Holders of Outstanding Senior Debt Securities of such series as of the close of business on such record date, and no other Holders, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date.”

(e) Section 2.01 of the Base Indenture is hereby amended by adding “and to the exclusion of any other term of the Senior Debt Securities or” after “Notwithstanding”.

(f) Section 5.01 of the Base Indenture is hereby amended and restated in its entirety as follows:

“Section 5.01 Enforcement Events and Remedies.

(a) A “Winding-Up Event”, whenever used herein with respect to a particular series of Senior Debt Securities shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which the Company may be organized) makes an order for the Company’s winding-up which is not successfully appealed within thirty (30) days of the making of such order, (ii) the Company’s shareholders adopt an effective resolution for the Company’s winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of the Company, the administrator gives notice that it intends to declare and distribute a dividend.

(b) If a Winding-Up Event occurs, the outstanding principal amount of the relevant series of Senior Debt Securities, together with any accrued but unpaid interest thereon, shall become immediately due and payable, without the need of any further action on the part of the Trustee, the Holders or any other Person.”

(c) If the Company fails to pay any amount that has become due and payable under the Senior Debt Securities of the relevant series and such failure continues for fourteen (14) days, the Trustee may provide a written notice of such failure to the Company. If within a period of fourteen (14) days following the provision of such notice, the failure continues and has not been cured nor waived (a “Non-Payment Event”), the Trustee may, at its discretion, and without further notice to the Company, institute proceedings in England (or such other jurisdiction in which the Company may be organized) (but not elsewhere) for the winding-up of the Company and/or prove in a winding-up of the Company and/or claim in a liquidation or administration of the Company.”

(d) In addition to the remedies for a Non-Payment Event provided in paragraph (c) above of this Section, the Trustee may, without further notice, institute such proceedings against the Company as the Trustee may deem fit to enforce any term, obligation or condition binding on the Company under a particular series of Senior Debt Securities, this Senior Debt Securities Indenture or any supplemental indenture hereto (other than any payment obligation of the Company under or arising from the Senior Debt Securities of such series, this Senior Debt Securities Indenture or any supplemental indenture hereto, including, without limitation, payment of any principal or interest, including Additional Amounts) (such obligation, a “Performance Obligation”); provided always that the Trustee (acting on behalf of the Holders and Beneficial Owners of the Senior Debt Securities of such series) and the Holders and Beneficial Owners of the Senior Debt Securities may not enforce, and may not be entitled to enforce or otherwise claim, against the Company any judgment or other award given in such proceedings that requires the payment of money by the Company, whether by way of damages or otherwise (a “Monetary Judgment”), except by proving such Monetary Judgment in a winding-up of the Company and/or by claiming such Monetary Judgment in an administration of the Company. By its acquisition of the Senior Debt Securities of the relevant series, each Holder and Beneficial Owner of such Senior Debt Securities acknowledges and agrees that such Holder and Beneficial Owner will not seek to enforce or otherwise claim, and will not direct the Trustee (acting on behalf of the Holders and Beneficial Owners of the Senior Debt Securities of any series) to enforce or otherwise claim, a Monetary Judgment against the Company in connection with the Company’s breach of a Performance Obligation, except by proving such Monetary Judgment in the winding up of the Company and/or by claiming such Monetary Judgment in an administration of the Company.

(e) Other than the limited remedies specified in this Article 5, and subject to paragraph (g) below of this Section, no remedy against the Company shall be available to the Trustee (acting on behalf of the Holders and Beneficial

Owners of the Senior Debt Securities of any series) or the Holders and Beneficial Owners of the Senior Debt Securities, whether for the recovery of amounts owing in respect of a particular series of Senior Debt Securities or under this Senior Debt Securities Indenture or any supplemental indenture hereto, or in respect of any breach by the Company of any of the Company’s obligations under or in respect of the terms of such Senior Debt Securities or under this Senior Debt Securities Indenture or any supplemental indenture hereto in relation thereto; provided, however, that the Company’s obligations to, and rights of, the Trustee under Section 6.07 of the Base Indenture and the Trustee’s rights to have money collected applied first to pay amounts due to it under such Section pursuant to Section 5.06 of the Base Indenture expressly survive any Enforcement Event.

(f) An “Enforcement Event” shall occur (i) upon the occurrence of a Winding-Up Event, (ii) upon the occurrence of a Non-Payment Event or (iii) upon a breach by the Company of a Performance Obligation, in each case with respect to the relevant series of the Senior Debt Securities.

(g) Notwithstanding the limitation on remedies specified under this Article 5, (1) the Trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the Holders and Beneficial Owners of the Senior Debt Securities of any series under the provisions of this Senior Debt Securities Indenture and any supplemental indenture hereto, and (2) nothing shall impair the right of a Holder or Beneficial Owner of the Senior Debt Securities of any series under the Trust Indenture Act, absent such Holder’s or Beneficial Owner’s consent, to sue for any payment due but unpaid with respect to the relevant Senior Debt Securities.

(h) Subject to applicable law and except as otherwise provided as contemplated by Section 3.01 with respect to any series of Senior Debt Securities, no Holder or Beneficial Owner may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company arising under, or in connection with, the Senior Debt Securities and this Senior Debt Securities Indenture or any supplemental indenture hereto and each Holder and Beneficial Owner shall, by virtue of its holding of any Senior Debt Security, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the foregoing, if any amounts due and payable to any Holder or Beneficial Owner of the Senior Debt Securities by the Company in respect of, or arising under, the Senior Debt Securities or this Senior Debt Securities Indenture or any supplemental indenture hereto are discharged by set-off, such Holder or Beneficial Owner shall, subject to applicable law and except as otherwise provided as contemplated by Section 3.01 with respect to any series of Senior Debt Securities, immediately pay to the Company an amount equal to the amount of such discharge (or, in the event of its winding-up or administration, the liquidator or administrator of the Company, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Company (or the liquidator or administrator of the Company, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place. By its acquisition of the Senior Debt Securities, each Holder and Beneficial Owner agrees to be bound by these provisions relating to waiver of set-off.

(i) No Holder of such Senior Debt Securities shall be entitled to proceed directly against the Company except as described in Section 5.07 hereof.

(j) No recourse for the payment of the principal of (or premium, if any) or interest, if any, on any Senior Debt Security, or for any claim based thereon or on any Coupon or otherwise in respect thereof or of such Coupon and no recourse under or upon any obligation, covenant or agreement of the Company in this Senior Debt Securities Indenture, or in any Senior Debt Security or in any Coupon, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any successor corporation of the Company, either directly or through the Company or any successor corporation of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly understood that to the extent lawful all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Senior Debt Securities Indenture and the issue of the Senior Debt Securities.”

(g) Section 5.02 of the Base Indenture is hereby amended by being deleted in its entirety and replaced with “[RESERVED].”

(h) Section 5.03 of the Base Indenture is hereby amended by being deleted in its entirety and replaced with “[RESERVED].”

(i) Section 5.13 of the Base Indenture is hereby amended and restated in its entirety as follows:

“Section 5.13 Waiver of Certain Past Enforcement Events. (a) Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Debt Securities of any series may on behalf of the Holders of all of the Senior Debt Securities of such series waive any past Enforcement Event that results from a breach by the Company of a Performance Obligation. Holders of a majority of the aggregate principal amount of the Outstanding Senior Debt Securities of such series shall not be entitled to waive any past Enforcement Event that results from a Winding-Up Event or a Non-Payment Event.

(b) Upon the occurrence of any waiver permitted by paragraph (a) above of this Section, such Enforcement Event shall cease to exist, and any Enforcement Event with respect to any series arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Senior Debt Securities Indenture, but no such waiver shall extend to any subsequent or other Enforcement Event or impair any right consequent thereon.”

(j) Section 6.02 of the Base Indenture is hereby amended and restated in its entirety as follows:

“Section 6.02 Notice of Enforcement Events. Within ninety (90) days after the occurrence of any Enforcement Event hereunder with respect to Senior Debt Securities of any series, the Trustee shall transmit in the manner and to the extent provided in Section 1.06 to Holders of Senior Debt Securities of such series notice of such Enforcement Event hereunder actually known to the Trustee, unless such Enforcement Event shall have been cured or waived; provided, however, that the Trustee shall be protected in withholding such notice if a trust committee of Responsible Officers of the Trustee determine in good faith that the withholding of such notice is in the interest of the Holders of Senior Debt Securities of such series.”

(k) Section 8.03 of the Base Indenture is hereby amended by inserting “(including, if and to the extent required by the Capital Regulations at such time, the prior consent of the Relevant U.K. Resolution Authority),” after “law and regulation”.

(l) Section 10.04(a)(i) of the Base Indenture is hereby amended by inserting “and” before “any premium”.

(m) Section 10.04(a)(iv) of the Base Indenture is hereby amended by inserting “and” before “premium, if any”.

(n) Section 11.12 of the Base Indenture is hereby amended by deleting “applicable to the Group in force at the relevant time.”

(o) Section 12.01 of the Base Indenture is hereby amended and restated in its entirety as follows:

“Notwithstanding and to the exclusion of any other term of the Senior Debt Securities or any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of the Senior Debt Securities, by acquiring any Senior Debt Securities, each Holder and Beneficial Owner of the Senior Debt Securities acknowledges, accepts, agrees to be bound by, and consents to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Debt Securities; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the Senior Debt Securities into shares or other securities or other obligations of the Company or another person (and the issue to, or conferral on, the Holder or Beneficial Owner of the Senior Debt Securities such shares, securities or obligations); (iii) the cancellation of the Senior Debt Securities; and/or (iv) the amendment or alteration of the maturity, if any, of the Senior Debt Securities, or amendment of the amount of interest due on the Senior Debt Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the Senior Debt Securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power. Each Holder and Beneficial Owner further acknowledges and agrees that the rights of Holders and Beneficial Owners of the Senior Debt Securities

are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights Holders and Beneficial Owners of the Senior Debt Securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the Relevant U.K. Resolution Authority in breach of laws applicable in England.”

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.01 Effectiveness. This Ninth Supplemental Indenture shall become effective upon its execution and delivery.

SECTION 3.02 Ratification and Integral Part. The Base Indenture as supplemented by this Ninth Supplemental Indenture, is in all respects ratified and confirmed, including without limitation all the rights, immunities and indemnities of the Trustee, and this Ninth Supplemental Indenture shall be deemed an integral part of the Base Indenture in the manner and to the extent herein and therein provided.

SECTION 3.03 Priority. This Ninth Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Ninth Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

SECTION 3.04 Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company, and neither the Trustee nor any authenticating agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Ninth Supplemental Indenture, except that the Trustee represents and warrants that it has duly authorized, executed and delivered this Ninth Supplemental Indenture.

SECTION 3.05 Successors and Assigns. All covenants and agreements in the Base Indenture, as supplemented and amended by this Ninth Supplemental Indenture, by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 3.06 Counterparts. This Ninth Supplemental Indenture may be executed manually, by facsimile or by electronic signature in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 3.07 Governing Law. This Ninth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, except for the waiver of set-off provisions set forth in Section 5.01(h) of the Base Indenture as amended hereby, which shall be governed by and construed in accordance with English law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed as of the day and year first above written.

BARCLAYS PLC

By:	/s/ Miray Muminoglu
Name: Miray Muminoglu
Title: Managing Director

THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS TRUSTEE

By:	/s/ Tom Vanson
Name: Tom Vanson
Title: Authorized Signatory

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH, AS SENIOR DEBT SECURITY REGISTRAR

By:	/s/ Tom Vanson
Name: Tom Vanson
Title: Authorized Signatory

{Signature Page to Ninth Supplemental Indenture}